Exhibit 99.1

Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE	Sr. Vice President - Strategic Planning & Investor Relations
770-206-4237
February 5, 2008	mzakas@muellerwp.com
Media Contact: John Pensec
Director - Corporate Communications and Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2008 FIRST QUARTER RESULTS

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA.B, MWA) today reported net sales of $412.3 million, income from operations of $16.4 million, and net loss of $1.6 million, or $0.01 per diluted share in its first quarter ended December 31, 2007. These results include restructuring charges of $16.2 million ($9.5 million after tax, or $0.08 per diluted share) in connection with the previously announced closure of the U.S. Pipe segment’s ductile iron pipe manufacturing operations in Burlington, N.J. These charges are comprised of $14.8 million of asset impairments and $1.4 million of accrued employee-related costs. Excluding these charges, adjusted income from operations was $32.6 million and adjusted net income was $7.9 million, or $0.07 per diluted share. Summarized consolidated 2008 first quarter results compared to consolidated 2007 first quarter results are as follows:

•	Net sales for the 2008 first quarter were $412.3 million compared to $411.9 million for the 2007 first quarter.

•

Income from operations for the 2008 first quarter was $16.4 million compared to $49.0 million in the 2007 first quarter. Operating income margin was 4.0 percent in the 2008 first quarter and was 11.9 percent in the 2007 first quarter. Excluding the restructuring charges, adjusted income from operations for the 2008 first quarter was $32.6 million and adjusted operating income margin was 7.9 percent.

•

Adjusted EBITDA was $56.2 million in the 2008 first quarter compared to $73.4 million in the 2007 first quarter. Adjusted EBITDA margin for the 2008 first quarter was 13.6 percent compared to 17.8 percent in the 2007 first quarter.

•

Net loss per diluted share was $0.01 for the 2008 first quarter and net income per diluted share was $0.15 in the 2007 first quarter. Excluding the restructuring charges, adjusted net income per diluted share was $0.07 for the 2008 first quarter.

•	Cash and cash equivalents increased $38.0 million in the 2008 first quarter compared to a decline of $9.9 million in the 2007 first quarter.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“Our first-quarter results were essentially as we expected. Margins were principally impacted by both under-absorbed overhead costs associated with our inventory reduction plan and higher raw material costs,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “In the near-term, the Burlington closure remains on track, and we expect to realize the benefits of it in the second half of the year; our inventory reduction plan is essentially complete, and we are pleased with the free cash flow we have generated. The actions we are taking today help strengthen our current position and will make us even more competitive in the future, especially as we expect to continue to see an increase in public spending to repair and replace water infrastructure.”

First Quarter Consolidated Operating Results

Net sales increased slightly year-over-year due to higher sales pricing in the Mueller Co. and Anvil segments, a favorable impact of Canadian currency exchange rates, and net sales from Fast Fabricators, which was acquired in January 2007. Volume declined, principally caused by the continued downturn in residential construction-related demand. While we believe volume related to repair and replacement work in the municipal sector increased year-over-year, it did not offset the ongoing weakness in residential construction.

The declines in operating income and related margin were attributable to higher raw material costs, which generally exceeded sales price increases, and to under-absorbed overhead and volume declines. Under-absorbed overhead was due to reduced plant production levels associated with inventory reductions and lower shipments. These factors were partially mitigated by cost savings.

First Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment were $161.6 million in the 2008 first quarter compared to $162.1 million in the 2007 first quarter. Volume declines of $7.6 million in the quarter were partially offset by sales price increases of $7.1 million. Brass service products declined sharply as the sale of these products is directly impacted by residential construction. Unit shipment volumes for iron gate valves and hydrants were essentially flat.

Income from operations of $24.8 million and EBITDA of $37.4 million in the 2008 first quarter compared to income from operations of $35.7 million and EBITDA of $48.4 million in the 2007 first quarter. Volume declines reduced operating income by approximately $3.0 million. Higher sales pricing of $7.1 million more than offset a $5.6 million increase in the cost of raw materials and purchased components. But, we were burdened with under-absorbed overhead costs of approximately $9.0 million in the 2008 first quarter, which resulted from reduced production in the 2007 fourth quarter due to the inventory reduction plan and lower market demand. Approximately $5 million of the under-absorbed overhead costs was caused by the inventory reduction plan.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment were $110.7 million in the 2008 first quarter compared to $116.4 million in the 2007 first quarter. Lower ductile iron pipe shipments were partially offset by the added net sales from the acquisition of Fast Fabricators.

Loss from operations of $15.3 million in the 2008 first quarter includes restructuring charges of $16.2 million of plant closure costs related to the closure of the Burlington ductile iron pipe manufacturing operations. Excluding the restructuring charges, adjusted income from operations was $0.9 million and adjusted EBITDA was $6.8 million. These results compare to income from operations of $7.2 million and EBITDA of $12.7 million in the 2007 first quarter. The 2008 first quarter results were negatively impacted by a $9.9 million increase in the cost of raw materials, lower shipment volumes of ductile iron pipe and a less favorable product mix.

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Anvil Segment

Net sales for the Anvil segment were $140.0 million in the 2008 first quarter compared to $133.4 million in the 2007 first quarter. This increase was driven primarily by the favorable impact of Canadian currency exchange rates and higher sales pricing. Income from operations of $15.9 million and EBITDA of $20.9 million in the 2008 first quarter compares to income from operations of $13.0 million and EBITDA of $18.9 million in the 2007 first quarter.

Burlington Closure Restructuring Charges

In November 2007, the Company announced its intention to close the U.S. Pipe manufacturing operations in Burlington, N.J. while retaining the facility as a full-service distribution center for customers in the Northeast. In connection with this action, the Company also announced its intention to record restructuring charges of $19.0 million, of which approximately $4.0 million is expected to be cash expenditures. In the 2008 first quarter, the Company recorded $16.2 million of restructuring charges and expects to incur the remaining expenses throughout the balance of fiscal 2008.

Interest Expense, Net

Interest expense, net of interest income, was $19.2 million in the 2008 first quarter compared to $20.4 million in the 2007 first quarter. Interest expense declined as a result of the Company’s debt refinancing in May 2007.

Income Tax Expense

The effective income tax rate was 41.5 percent in the 2008 first quarter compared to 40.5 percent in the 2007 first quarter.

Use of Non-GAAP Measures

The Company presents certain non-GAAP measures, including adjusted EBITDA, adjusted income from operations, adjusted net income and adjusted operating income margin. Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, and restructuring charges relating to the announced closing of U.S. Pipe’s manufacturing operations in Burlington, N.J. The Company presents adjusted EBITDA because it is an important supplemental measure of performance and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted income from operations, adjusted net income and adjusted operating income margin exclude the restructuring charges.

In addition, the Company’s credit agreement uses its definition of EBITDA to measure compliance with covenants, such as interest coverage and debt incurrence. A form of EBITDA also is widely used by the Company and others in its industry to evaluate and price potential acquisition candidates. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate adjusted EBITDA differently than the Company, limiting its usefulness as a comparative measure.

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Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, February 6, 2008 at 9:00 a.m. EST. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will also be carried live on its Web site at www.muellerwaterproducts.com. Investors interested in participating on the call should log on to the Web site several minutes before the start of the call. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products, Inc. to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material pricing, labor, equipment and transportation costs; pricing actions by the Company’s competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production decreases, inventory control, the integration of acquired businesses, and the construction of a new manufacturing plant; and general changes in economic conditions or residential construction. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are utilized by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With annual net sales of approximately $1.85 billion, the Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,800 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

- MWA -

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MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	December 31, 2007	September 30, 2007
Assets
Cash and cash equivalents	$136.9	$98.9
Receivables, net	237.4	302.1
Inventories	466.9	453.5
Deferred income taxes	31.2	29.2
Other current assets	66.9	66.3

Total current assets	939.3	950.0
Property, plant and equipment, net	335.1	351.8
Identifiable intangible assets, net	811.9	819.3
Goodwill	871.1	870.6
Other noncurrent assets	19.7	17.5

Total assets	$2,977.1	$3,009.2

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$6.1	$6.2
Accounts payable	100.5	112.3
Other current liabilities	94.2	121.8

Total current liabilities	200.8	240.3
Long-term debt	1,093.0	1,094.3
Deferred income taxes	308.9	307.3
Other noncurrent liabilities	63.3	56.3

Total liabilities	1,666.0	1,698.2

Common stock:
Series A	0.3	0.3
Series B	0.8	0.8
Additional paid-in capital	1,423.2	1,422.0
Accumulated deficit	(126.9)	(124.8)
Accumulated other comprehensive income	13.7	12.7

Total stockholders’ equity	1,311.1	1,311.0

Total liabilities and stockholders’ equity	$2,977.1	$3,009.2

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended December 31,
	2007	2006
Net sales	$412.3	$411.9
Cost of sales	317.9	304.2

Gross profit	94.4	107.7
Operating expenses:
Selling, general and administrative	61.8	58.7
Restructuring charges	16.2	—

Total operating expenses	78.0	58.7

Income from operations	16.4	49.0
Interest expense, net	19.2	20.4

Income (loss) before income taxes	(2.8)	28.6
Income tax expense (benefit)	(1.2)	11.6

Net income (loss)	$(1.6)	$17.0

Basic and diluted net income (loss) per share	$(0.01)	$0.15

Weighted average shares outstanding:
Basic	114.9	114.7

Diluted	115.4	114.7

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE LOSS

THREE MONTHS ENDED DECEMBER 31, 2007

(UNAUDITED)

(in millions, except per share amount)

	Common stock	Additional paid-in capital	Accumulated deficit	Comprehensive loss	Accumulated other comprehensive income	Total
Balance at September 30, 2007	$1.1	$1,422.0	$(124.8)		$12.7	$1,311.0
Adjustment to adopt FASB Interpretation No. 48	—	—	(0.5)		—	(0.5)

Balance at October 1, 2007	1.1	1,422.0	(125.3)		12.7	1,310.5
Dividends declared, $0.0175 per share	—	(2.0)	—		—	(2.0)
Stock-based compensation	—	2.7	—		—	2.7
Stock issued under stock compensation plans	—	0.5	—		—	0.5
Comprehensive loss:
Net loss	—	—	(1.6)	$(1.6)	—	(1.6)
Other, net of tax:
Net unrealized loss on derivatives	—	—	—	(3.9)	(3.9)	(3.9)
Foreign currency translation adjustments	—	—	—	1.3	1.3	1.3
Decrease in minimum pension liability	—	—	—	3.6	3.6	3.6

Comprehensive loss				$(0.6)

Balance at December 31, 2007	$1.1	$1,423.2	$(126.9)		$13.7	$1,311.1

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Three months ended December 31,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$(1.6)	$17.0
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23.6	24.4
Restructuring charges	14.8	—
Stock-based compensation	2.7	2.5
Accretion on debt	—	2.7
Deferred income taxes	(0.4)	(1.8)
Other, net	(0.8)	(0.8)
Changes in assets and liabilities:
Receivables	65.0	72.2
Inventories	(12.7)	(38.0)
Other current assets and other noncurrent assets	(4.2)	(1.9)
Accounts payable, other current liabilities and other noncurrent liabilities	(30.5)	(52.4)

Net cash provided by operating activities	55.9	23.9

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(16.8)	(20.0)
Proceeds from sale of property, plant, and equipment	7.1	—

Net cash used in investing activities	(9.7)	(20.0)

FINANCING ACTIVITIES:
Decrease in dollar value of bank checks outstanding	(5.4)	(10.0)
Payments of long-term debt	(1.4)	(2.2)
Proceeds from issuance of common stock	0.5	—
Dividends to stockholders	(2.0)	(2.0)

Net cash used in financing activities	(8.3)	(14.2)

Effect of exchange rates on cash	0.1	0.4

Net change in cash and cash equivalents	38.0	(9.9)
Cash and cash equivalents at beginning of period	98.9	81.4

Cash and cash equivalents at end of period	$136.9	$71.5

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND

RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions)

	Three months ended December 31, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$161.6	$110.7	$140.0	$—	$412.3

Income (loss) from operations	$24.8	$(15.3)	$15.9	$(9.0)	$16.4

Interest expense, net					(19.2)
Income tax benefit					1.2

Net loss					$(1.6)

Net loss per diluted share					$(0.01)

Capital expenditures	$4.4	$9.1	$3.3	$—	$16.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$24.8	$(15.3)	$15.9	$(9.0)	$16.4
Restructuring charges	—	16.2	—	—	16.2

Adjusted income (loss) from operations	24.8	0.9	15.9	(9.0)	32.6
Depreciation and amortization	12.6	5.9	5.0	0.1	23.6

Adjusted EBITDA	$37.4	$6.8	$20.9	$(8.9)	$56.2

Adjusted net income, excluding restructuring charges:
Net loss					$(1.6)
Restructuring charges - $16.2 million, net of tax					9.5

Adjusted net income, excluding restructuring charges					$7.9

Adjusted net income per diluted share, excluding restructuring charges					$0.07

	Three months ended December 31, 2006
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$162.1	$116.4	$133.4	$—	$411.9

Income (loss) from operations	$35.7	$7.2	$13.0	$(6.9)	$49.0

Interest expense, net					(20.4)
Income tax expense					(11.6)

Net income					$17.0

Net income per diluted share					$0.15

Capital expenditures	$6.7	$7.8	$5.1	$0.4	$20.0

Non-GAAP results:
EBITDA:
Income (loss) from operations	$35.7	$7.2	$13.0	$(6.9)	$49.0
Depreciation and amortization	12.7	5.5	5.9	0.3	24.4

EBITDA	$48.4	$12.7	$18.9	$(6.6)	$73.4